Exhibit (b)(ii)

May 12, 2025

Citibank, N.A. – ADR Department

388 Greenwich Street

New York, NY 10013

Attn: Ryan Everett

Re: Amendment No. 2 to At-the-Market Letter Agreement

This Amendment No. 2 to At-the-Market Letter Agreement (this “Amendment”) is effective as of May 12, 2025, by and between Compass Pathways plc, a public limited company incorporated under the laws of England and Wales (the “Company”), and Citibank, N.A., a national banking association organized and existing under the laws of the United States of America (the “Depositary” and, together with the Company, the “Parties” and each a “Party”). All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Letter Agreement (as defined below).

RECITALS

A.	The Parties previously entered in that certain At-the-Market Letter Agreement, dated as of October 12, 2022 (the “Original Letter Agreement”), as amended by that certain Amendment No. 1 to At-the-Market Letter Agreement, dated as of October 7, 2024 (the Original Letter Agreement as so amended, the “Letter Agreement”), pursuant to which the Parties agreed, inter alia, to certain terms and conditions with respect to the Deposit Agreement, the Sales Agreement, and Program ADSs.

B.	Section 9(e) of the Original Letter Agreement provides that the Letter Agreement may not be modified or amended except by a writing signed by each of the Company and Depositary.

C.	Each of the Company and Depositary now desires to amend the Letter Agreement as set forth herein.

AGREEMENT

In consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by each Party, the Parties agree as follows:

1.	Amendment to the Letter Agreement.

a.	The second full paragraph of the Letter Agreement is hereby amended and replaced in its entirety with the following:

“The Company has, upon the terms set forth in the Sales Agreement, dated as of February 27, 2025 (the “Sales Agreement”), between the Company and TD Securities (USA) LLC (“Broker” or “Cowen”), agreed to issue and sell through Broker, acting as agent and/or principal, ADSs (the “Program ADSs”), each Program ADS representing one (1) fully paid Share, with such Program ADSs having an aggregate offering price of up to $150,000,000 (the “Program Offer”). The Program Offer of Program ADSs through Broker will be made pursuant to a shelf registration statement on Form S-3 (File No.: 333-285297) (as amended, and as may be amended from time to time, the “Registration Statement”) filed on February 27, 2025 in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder and declared effective on or prior to the date hereof by the Commission, which Registration Statement includes (i) a base prospectus, relating to certain securities to be offered from time to time by the Company, and (ii) a prospectus, specifically relating to the Program ADSs.

b.	The first full paragraph of the Program Issuance and Delivery Instruction, attached as Exhibit A to the Letter Agreement (the “Program Issuance and Delivery Instruction”), is hereby amended and replaced in its entirety with the following:

“Reference is hereby made to the Deposit Agreement, dated as of September 22, 2020, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Compass Pathways plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) the Letter Agreement, dated as of October 12, 2022, by and between the Company and the Depositary, as amended by that certain Amendment No. 1 to At-the-Market Letter Agreement, dated as of October 7, 2024, and as further amended by that certain Amendment No. 2 to At-the-Market Letter Agreement, dated as of May 12, 2025 (as so amended, the “Letter Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.”

The form of the Program Issuance and Delivery Instruction, as amended, is attached hereto as Annex 1.

2.	Miscellaneous.

a.	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

b.	Except as expressly modified by this Amendment, the Letter Agreement shall remain unmodified and in full force and effect.

c.	Section 9 (Miscellaneous) of the Letter Agreement shall apply to this Amendment mutatis mutandis.

d.	This Amendment, together with the Letter Agreement (to the extent not amended hereby) and all exhibits thereto, constitutes the entire agreement of the Parties relating to the matters contemplated herein and shall supersede any and all previous oral or written contracts, arrangements or understandings between the Parties with respect to the subject matter herein.

e.	This Amendment may not be altered, amended or modified in any way except by written consent of each of the Company and Depositary. Waiver of any term or provision of this Amendment or forbearance to enforce any term or provision by any party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Amendment.

[Remainder of Page Intentionally Left Blank.]

The Company and the Depositary have caused this Amendment to be executed and delivered on their behalf by their respective officers or attorneys-in-fact thereunto duly authorized as of the date set forth in the first paragraph above.

COMPASS PATHWAYS PLC

By:	/s/ Teri Loxam
Name:	Teri Loxam
Title:	CFO

CITIBANK, N.A., as Depositary

By:	/s/ Joseph Connor
Name:	Joseph Connor
Title:	Attorney in Fact

ANNEX 1

Exhibit A

to

Letter Agreement, dated as of October 12, 2022

(the “Letter Agreement”), by and between

COMPASS PATHWAYS PLC

and CITIBANK, N.A.

_____________________

Program Issuance and Delivery Instruction

_____________________

[DATE]

Citibank, N.A., as Depositary
388 Greenwich Street
New York, New York 10013

Attn.:	Mr. Ryan Everett (ryan.everett@citi.com)
Mr. Keith Galfo (keith.galfo@citi.com)
Mr. Leslie Deluca (leslie.deluca@citi.com)
Mr. Joseph Connor (joseph.connor@citi.com)
Mr. James Lee (James3.lee@citi.com)
DR Broker Services (drbrokerservices@citi.com)

With a copy simultaneously delivered to:

Citibank, N.A., London Branch
25 Canada Square
Canary Wharf
London E14 5LB, England

Attn.:	UK Custody Settlements
Custody Team (UKsettlements@citi.com)

Patterson Belknap Webb & Tyler LLP

1133 Avenue of the Americas

New York, New York 10036

Attn:	Jean-Claude Lanza (jlanza@pbwt.com)
Daniel Graf (dgraf@pbwt.com)
Camila Mendez Arzeno (cmendezarzeno@pbwt.com)

Re: Compass Pathways plc (CUSIP No.: 20451W101); Settlement Date [●][●], 202[●]

Dear Sirs:

Reference is hereby made to the Deposit Agreement, dated as of September 22, 2020, as amended and supplemented from time to time (the “Deposit Agreement”), by and among Compass Pathways plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the “Depositary”), and all Holders and Beneficial Owners of American Depositary Shares (the “ADSs”) issued thereunder, and (ii) the Letter Agreement, dated as of October 12, 2022, by and between the Company and the Depositary, as amended by that certain Amendment No. 1 to At-the-Market Letter Agreement, dated as of October 7, 2024, and as further amended by that certain Amendment No. 2 to At-the-Market Letter Agreement, dated as of May 12, 2025 (as so amended, the “Letter Agreement”). Capitalized terms used but not defined herein shall have the meanings given to them in the Deposit Agreement, or, in the event so noted herein, in the Letter Agreement.

In accordance with the terms and subject to the limitations set forth in the Deposit Agreement as supplemented by the Letter Agreement and promptly following the Depositary’s receipt of confirmation from the Custodian that the Custodian has received a deposit of the number of Shares specified below from, or on behalf of, the Company in connection with a Program Sale, TD Securities (USA) LLC and the Company hereby jointly instruct the Depositary, and the Depositary hereby agrees

(i) to promptly accept for deposit the number of Shares and issue the number of Program ADSs in each case as specified below:

Number of Shares deposited in connection with Program Sale(s):	____________ Shares
Number of Program ADSs (CUSIP No.: 20451W101; each Program ADS representing one (1) Share) to be issued in connection with Program Sale(s):	____________ Program ADSs
Price per Program ADS sold in the Program Sale(s):	$ __________
Total value of Program ADSs sold	$ __________
Settlement Date	[●][●], 202[●]

and (ii) to promptly deliver such Program ADSs, as follows:

Name of DTC Participant to which the Program ADSs are to be delivered:	_____________________________
DTC Participant Account No.:	_____________________________
Account No. for recipient of Program ADSs at DTC Participant (f/b/o information):	_____________________________
Name on whose behalf the above number of Program ADSs are to be issued and delivered:	_____________________________
Contact person at DTC Participant:	_____________________________
Daytime telephone number of contact person at DTC Participant:	_____________________________

The Company hereby (i) confirms that no stamp duty taxes (including any stamp duty reserve taxes) are applicable to, or payable in connection with, the initial issuance of the Shares or the initial deposit of the Shares by the Company with the Custodian against issuance of the Program ADSs, and (ii) certifies that (A) the Registration Statement (as defined in the Letter Agreement) is effective under the Securities Act and (B) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Securities and Exchange Commission.

The Company hereby indemnifies the Depositary and the Custodian for, and holds the Depositary and the Custodian harmless against, all claims, losses, damages, costs and expenses (including reasonable legal fees and disbursements), penalties and taxes incurred by the Depositary and/or by the Custodian or to which the Depositary and/or the Custodian may become subject to and arising directly or indirectly from the failure by any person to pay (or discharge) any applicable stamp duty, stamp duty reserve tax, or any other similar duty or tax in connection with the initial issuance and deposit of the Shares and the issuance and delivery of the corresponding Program ADSs.

TD SECURITIES (USA) LLC	COMPASS PATHWAYS PLC

By:	By:
Name:	Name:
Title:	Title: